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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the inclusion in this Registration Statement on Form S-1 Amendment No. 3, of our report dated April 13, 1999, on our audits of the consolidated financial statements of Streamline.com, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our firm under the captions 'Experts' and 'Selected Consolidated Financial Data.'



                                          /s/ PricewaterhouseCoopers LLP



Boston, Massachusetts
June 10, 1999